Exhibit (d)(1)(xxxviii)

AMENDMENT NO. 20

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 20, effective as of December 15, 2010 (“Amendment No. 20”) to the Amended and Restated Investment Management Agreement, dated as of May 1, 2000, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

WHEREAS, AXA Equitable and the Trust desire to modify the fee paid with respect to the EQ/AllianceBernstein International Portfolio; and

WHEREAS, AXA Equitable and the Trust desire to add a Portfolio to the Agreement.

NOW THEREFORE, The Trust and AXA Equitable agree to modify and amend the Agreement as follows:

1.	New Portfolio: The Trust hereby appoints AXA Equitable as the investment manager of EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio (“New Portfolio”) on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

a.	Except as noted in subsection (b) below, with respect to each existing Portfolio as specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect another 12 months beyond August 31, 2010 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to the New Portfolio specified in Amendment No. 20, the Agreement will continue in effect until two years after its effective date and may be continued thereafter pursuant to subsection (c) below.

c.	With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

4.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to AXA Equitable with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 20 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 20

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM Core Bond Portfolio

ATM Government Bond Portfolio

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Tactical Manager 2000 Portfolio-I, III

AXA Tactical Manager 400 Portfolio-I, III

AXA Tactical Manager 500 Portfolio-I, III

AXA Tactical Manager International Portfolio-I, III

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/BlackRock International Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

EQ/Franklin Core Balanced Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Mutual Large Cap Equity Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Templeton Global Equity Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/ Wells Fargo Advantage Omega Growth Portfolio

APPENDIX B

AMENDMENT NO. 20

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios
EQ/AllianceBernstein International	0.400%
EQ/Common Stock Index	0.350%
EQ/Core Bond Index	0.350%
EQ/Equity 500 Index	0.250%
EQ/Intermediate Government Bond Index	0.350%
EQ/Large Cap Growth Index	0.350%
EQ/Large Cap Value Index	0.350%
EQ/Mid Cap Index	0.350%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)
Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter

EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

EQ/AllianceBernstein Dynamic Wealth Strategies	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AllianceBernstein Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Franklin Small Cap Value Core	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/BlackRock International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Growth	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Franklin Core Balanced	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Global Multi-Sector Equity	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/International ETF	0.400%	0.400%	0.400%	0.400%	0.400%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lord Abbett Growth and Income	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Mutual Large Cap Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Templeton Global Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Wells Fargo Advantage Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

EQ/Equity Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/International Core PLUS	0.600%	0.550%	0.525%	0.500%	0.475%

EQ/Mid Cap Value PLUS	0.550%	0.500%	0.475%	0.450%	0.425%

EQ/Large Cap Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/Large Cap Core PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/Large Cap Value PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

(as a percentage of average daily net assets)
PLUS Portfolio	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%

EQ/Quality Bond PLUS	0.400%	0.380%	0.360%

(as a percentage of average daily net assets)
	First $4 Billion	Next $4 Billion	Thereafter
Tactical Portfolios
ATM Core Bond	0.450%	0.430%	0.410%
ATM Government Bond	0.450%	0.430%	0.410%
ATM International Portfolio	0.450%	0.430%	0.410%
ATM Large Cap Portfolio	0.450%	0.430%	0.410%
ATM Mid Cap Portfolio	0.450%	0.430%	0.410%
ATM Small Cap Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager 2000 Portfolio-I, III	0.450%	0.430%	0.410%
AXA Tactical Manager 400 Portfolio-I, III	0.450%	0.430%	0.410%
AXA Tactical Manager 500 Portfolio-I, III	0.450%	0.430%	0.410%
AXA Tactical Manager International Portfolio-I, III	0.450%	0.430%	0.410%